UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 28, 2019

METROPOLITAN BANK HOLDING CORP.
(Exact name of the registrant as specified in its charter)

New York	001-38282	13-4042724
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

99 Park Avenue
New York, New York	10016
(Address of principal executive offices)	(Zip Code)

(212) 659-0600
(Registrant’s telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MCB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.07     Submission of Matters to a Vote of Securities Holders

The Annual Meeting of Stockholders of the Company was held on May 28, 2019.  The matters listed below were submitted to a vote of the stockholders.  Of the 8,320,817 shares outstanding and entitled to vote, 7,585,930 shares were present at the meeting in person or by proxy.  Each matter was approved.  The final results of the stockholder vote are as follows:

1.	The election of four directors of the Company, to serve for three-year terms and until their successors are elected and qualified.

	For	Withhold	Broker Non-Votes

Dale C. Fredston	6,041,591	772,238	772,101

David M. Gavrin	6,032,396	781,433	772,101

David J. Gold	6,560,348	253,481	772,101

Terence J. Mitchell	6,561,348	252,481	772,101

2.	The ratification of the appointment of Crowe LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2019.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes

7,563,978	2,953	18,999	–

3.	Approval of the Metropolitan Bank Holding Corp. 2019 Equity Incentive Plan.

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes

6,435,834	358,195	19,800	772,101

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

METROPOLITAN BANK HOLDING CORP.

Dated: May 29, 2019	By:	/s/ Mark R. DeFazio
Mark R. DeFazio
President and Chief Executive Officer